UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5795 Lindero Canyon Road
Westlake Village, California	91362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Credit Agreement.  On April 26, 2006, Guitar Center, Inc. (the “Company” or “we”) entered into a Fourth Amendment (the “Amendment”) to the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”), dated December 21, 2001, by and among Wells Fargo Retail Finance, LLC, a Delaware limited liability company, as the arranger and administrative agent for the lender group, the lenders thereunder, the Company and our principal operating subsidiaries.  The changes to the Loan Agreement implemented by the Amendment include the following:

•                  increased the maximum amount of loans and other credit advances under the Loan Agreement to $200 million;

•                  included a provision permitting us, at our election but subject to compliance with the Loan Agreement and the payment of a specified fee, to increase the maximum amount of loans and other credit advances under the Loan Agreement from $200 million to $250 million;

•                  amended the fee associated with such increase to 0.15% of the amount of any such increase;

•                  reduced the applicable margin above base rates and Libor used to calculate the interest rate applicable to loans under the Loan Agreement;

•                  increased the blocked reserve on the amount that is available to borrow to $12.5 million;

•                  increased the percentage advance rate that applies to eligible inventory;

•                  increased the size of the letter of credit subfacility to $50 million;

•                  extended the term from 2010 to 2011;

•                  modified the reporting requirements applicable to us; and

•                  removed a number of restrictions on us that are contained in the covenants to the Loan Agreement.

The full text of the Amendment is filed as Exhibit 10.1 to this Current Report and incorporated herein by this reference.  The description of the Amendment provided above is qualified in its entirety by the full text as attached.

Item 2.02.  Results of Operations & Financial Condition.

The information in this Item 2.02, including that incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item, including that incorporated herein by reference, shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On April 27, 2006, Guitar Center, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2006.  Attached to the press release were financial tables.  A copy of the press release and the financial tables are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference solely into this Item 2.02.  Exhibit 99.1 is not incorporated by reference into any other Item of this Current Report.

Item 8.01.  Other Events.

On April 27, 2006 we reported our financial results.  Consolidated net sales increased 18.8% to $470.7 million in the first quarter from $396.4 million in the prior year period. Net income in the first quarter was $15.7 million, or $0.55 per diluted share, versus net income of $15.9 million, or $0.56 per diluted share, in the prior year period. First quarter 2006 net income includes after-tax charges as follows:  (1) stock-based compensation expense of $1.1 million, or $0.04 per diluted share, to account for stock-based compensation expense under our long-term incentive plan (“LTIP”) that should have been accrued in the fourth quarter of 2005; (2) a charge of $0.9 million, or $0.03 per diluted share, resulting from the retirement of our previous Chief Financial Officer; and (3) stock-based compensation expense of $0.9 million, or $0.03 per diluted share, for the current quarter resulting from the LTIP.

Guitar Center Stores.  During the quarter, we opened three primary market Guitar Center stores, six secondary market stores and one tertiary market store. Net sales from Guitar Center stores increased 15.2% to $339.3 million from $294.6 million in the first quarter 2005, with sales from new stores contributing $26.3 million and representing 58.9% of the total increase. Comparable store sales for the Guitar Center stores increased 6.3%. Gross profit, was 27.2% in the first quarter compared to 27.0% in the same period last year. The increase primarily reflects a higher selling margin partially offset by higher occupancy and freight costs. Selling, general and administrative expenses for the Guitar Center stores, inclusive of corporate general and administrative expense, were 21.1% of net sales compared to 20.9% in the year-ago period. The increase primarily reflects the LTIP and other stock-based compensation expenses, as well as expenses associated with the retirement of our previous Chief Financial Officer allocated to this division. These factors were partially offset by increased leverage of advertising and corporate overhead expenses.

Musician’s Friend.  Direct response net sales for the quarter increased 7.4% to $98.3 million from $91.5 million in last year’s first quarter. Gross profit was 29.2% for the quarter compared to 30.2% in the prior year period, reflecting a lower selling margin due to reduced shipping and handling revenue resulting from the competitive environment and higher freight expense. Selling, general and administrative expenses for the first quarter were 22.9% of net sales versus 19.5% in the comparable period last year. The increase primarily reflects stock-based compensation expenses allocated to this division and higher salary and insurance costs, partially offset by reduced catalog circulation.

Music & Arts.  We completed the acquisition of Music & Arts Center, Inc. on April 15, 2005, and the acquired business and our former American Music business were combined into a new division that operates under the Music & Arts name. First quarter 2006 results reflect contributions from the combined operations of Music & Arts and American Music while first quarter 2005 results include only American Music.

Net sales from our Music & Arts division were $33.2 million in the first quarter compared to $10.2 million in the first quarter of 2005. Comparable sales for the Music & Arts division decreased 1.4% in the quarter, in line with our expectations. First quarter gross profit for Music & Arts increased to 46.5% versus 37.4% in the same period last year. Selling, general and administrative expenses for Music & Arts were 45.1% of net sales compared to 50.4% in the first quarter of 2005.

Financial Tables.  We hereby incorporate by reference into this Item 8.01 the financial tables attached hereto as Exhibit 99.2.  No other information contained in or attached to this Current Report is incorporated by reference into this Item 8.01 or shall otherwise be deemed to have been filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Second Amended and Restated Loan and Security Agreement, effective April 26, 2006.

99.1	Press release issued by Guitar Center, Inc., dated April 27, 2006.

99.2	Financial tables to press release, dated April 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: April 27, 2006
	By:	/s/ ERICK MASON
Erick Mason
Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Second Amended and Restated Loan and Security Agreement, effective April 26, 2006.

99.1	Press release issued by Guitar Center, Inc., dated April 27, 2006.

99.2	Financial tables to press release, dated April 27, 2006.